UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2002

JDS UNIPHASE CORPORATION
(Exact name of Registrant as Specified in its Charter)

Commission file number 0-22874

Delaware	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1768 Automation Parkway
San Jose, California 95131
(Address of Principal Executive Offices including Zip Code)

(408) 546-5000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name, former address and former fiscal year if changed since last report)

ITEM 5.  OTHER EVENTS

        The following members of Registrant’s Board of Directors and Executive Officers of Registrant have adopted “plans” under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of Registrant’s common stock, par value $0.001 per share, and/or exchangeable shares of Registrant’s subsidiary, JDS Uniphase Canada Ltd.:

        Jozef Straus
        Donald Scifres
        Anthony Muller
        Scott Parker
        Michael Phillips
        Robert Enos
        Casimir Skrzypczak
        Peter Guglielmi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JDS UNIPHASE CORPORATION

By:	/s/ Michael C. Phillips

Michael C. Phillips
Senior Vice President Business Development, General Counsel, Assistant Secretary

Dated: March 12, 2002